EXHIBIT 99.1

NEWS RELEASE


       BIOPHAN RELEASES MORE DETAILS ON ACQUISITION OF GERMAN BIOMEDICAL
                               COMPANY AMRIS GMBH

       NEW YORK TIMES COVERS COMPANY'S PURCHASE OF DEVELOPER OF ADVANCED
                         MRI-COMPATIBLE MEDICAL DEVICES

ROCHESTER, N.Y.--January 7, 2005-- Biophan Technologies, Inc. (OTCBB: BIPH), a developer of next-generation biomedical technology, today provided more details on its acquisition of AMRIS, a German company that designs Magnetic Resonance Imaging (MRI)-compatible stents and other medical devices, as reported today in the New York Times .

The transaction involves a combination of cash and stock amounting to $2.6 million over the next four years. In addition, key AMRIS executives will receive combinations of stock and stock options valued at another $1 million. Under the acquisition, Biophan will acquire a 51% interest in AMRIS, whose business interests include European CE mark approvals and ISO 9000 business practices involving MRI Safety. Customers of AMRIS and its subsidiaries include Boston Scientific and others.

"This acquisition is of extraordinary importance to Biophan," said Michael Weiner, CEO of Biophan. "It dramatically increases our access to MRI equipment and expert personnel to test our growing MRI related solutions, support our growing base of customers wishing to adapt their devices for MRI safety and visualization, and to provide the sales and marketing expertise needed to help the $12+ billion biomedical device industry begin the process of making their devices MRI-safe and/or image compatible."

Following the acquisition, AMRIS will be renamed Biophan Europe, and Michael Friebe, Ph.D., will continue as president. Dr. Friebe will join the Biophan board of directors. AMRIS' Scientific director and Chief Technology Officer, Andreas Melzer, M.D., will join the Biophan Scientific Advisory Board and lead many of Biophan's device developments.

MRI is one of medicine's most important imaging and diagnostic tools. It uses powerful magnetic fields to create internal images of the human body. However, many medical devices--such as cardiovascular stents and vena cava filters--cannot be effectively imaged with the MRI imaging process, and devices such as pacemakers and defibrillators are unsafe near an MRI machine.

To date, biomedical industry leaders Boston Scientific and Medtronic have announced involvement in projects to make certain product lines MRI-safe. Biophan announced last year an expanded relationship with Boston Scientific to develop several types of medical devices that are both MRI-safe and image compatible. Biophan has also announced the issuance of a number of key patents on next-generation methods to make a range of medical devices both safe and imageable under MRI.


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As part of the overall AMRIS acquisition, Biophan receives the worldwide exclusive license to fifteen issued and pending patents held by Dr. Melzer, a physician and radiologist active in the development of MRI related surgical tools and diagnostics procedures. One of the issued U.S. patents covers the addition of resonant circuits to a broad range of medical devices to make them MRI-imageable. "This technology is a powerful complement to Biophan's thin film nanomagnetic particle coating technology," said Mr. Weiner. "In addition, Dr. Melzer's patent also includes a potentially valuable method of placing a stent in a fine wire mesh which can make virtually any stent visible under MRI. The AMRIS innovation can allow MRI visible stents to enter the market that much faster, and the combination gives Biophan access to multiple approaches to stent visibility."

Today stents that are suspected of being blocked after implantation often require an invasive procedure to image and diagnose. Biophan and AMRIS solutions enable stents to be viewed under MRI without being subject to the Faraday Cage effect, an electrical phenomenon that ordinarily makes stent-imaging extremely difficult.

"We wish to offer our customers the broadest possible set of alternative solutions to making devices safe and visible, said Mr. Weiner. "The AMRIS patents will further strengthen Biophan's rich intellectual property portfolio, which includes patents under license from Johns Hopkins University and Nanoset, LLC. The exclusive license from AMP, a holding company owned by Dr. Melzer and Dr. Friebe, a partner in AMRIS, are a key component of our overall acquisition strategy. Equally important, the acquisition of AMRIS enables us to harness the expertise and creativity of Dr. Melzer and his team, with their proven abilities for continued innovation. Biophan will also benefit from ongoing work AMRIS is conducting with several million dollars in government grants, covering a variety of devices in development. Biophan will supply the needed matching funds."

"The transition for a $12+ billion dollar industry to adopt these new technologies which will allow them to make devices safe and compatible with MRI is going to take time and resources," said Mr. Weiner. "This acquisition gives Biophan significant additional technical, intellectual and human resources to help accomplish what has been, from our founding in 2000, our primary mission."

About AMRIS GmbH

AMRIS is a developer of active MRI systems for enhanced visualization and therapy in the MRI environment. Among the company technologies are advanced MRI-compatible and active endovascular stents, filters, valves, occluders, and catheters. AMRIS is also the holder of two issued U.S. patents and multiple pending U.S. and European patents. The company is based in Castrop-Rauxel and Gelsenkirchen, Germany. More information can be found at www.amris.de.

About Biophan Technologies

Biophan develops and markets cutting-edge technologies designed to make biomedical devices safe and compatible with the magnetic resonance imaging (MRI) environment. The Company develops enabling technologies for implanted medical systems such as pacemakers, and interventional surgical devices such as catheters and guidewires, as well as stents and other implants that can be

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safely and effectively imaged under MRI. The technology is also being used to create MRI contrast agents, and has expanded to include other applications, such as drug delivery and power systems derived from body heat. Four Biophan technologies include advances in nanotechnology and thin film coatings. Committed to growth through innovation and developmental leadership, Biophan and its licensors now hold a total of 104 U.S. patents, licenses or applications. This total includes 25 issued U.S. patents, 11 recently-allowed applications that will issue as patents in the near future, and 68 pending applications at various stages of examination at the U.S. Patent and Trademark Office. The patents cover areas including nanotechnology (nanomagnetic particle coatings), radio frequency filters, polymer composites, thermoelectric materials for batteries generating power from body heat, and photonics. Biophan has joint development arrangements with Boston Scientific (NYSE: BSX) and NASA's Ames Center for Nanotechnology. Biophan's goal is to make all biomedical devices capable of safely and successfully working with MRI, and delivering other technologies which will improve quality of life. For more information, please visit www.biophan.com. Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: the development of Biophan's MRI technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the acceptance by the market of Biophan's products; competition; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

----------------
Contact:
     Biophan Technologies, Inc.
     Carolyn Hotchkiss, 585-214-2407
      OR
     Press Interviews:
     Jennifer Gould, 212-843-8037

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